Exhibit 32.1

Certifications

In connection with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 of Springleaf Finance Corporation (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Jay N. Levine, President and Chief Executive Officer of the Company, and Micah R. Conrad, Executive Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jay N. Levine
Jay N. Levine
President and Chief Executive Officer

/s/ Micah R. Conrad
Micah R. Conrad
Senior Vice President and Chief Financial Officer

Date:	May 6, 2016

74